Exhibit 99.1

Evan Goldstein

Salesforce

Investor Relations

415-819-2987

evan.goldstein@salesforce.com

Gina Sheibley

Salesforce

Public Relations

917-297-8988

gsheibley@salesforce.com

Salesforce Announces Strong Third Quarter Fiscal 2021 Results

•	Third Quarter Revenue of $5.42 Billion, up 20% Year-Over-Year, 19% in Constant Currency

•	Current Remaining Performance Obligation of Approximately $15.3 Billion, up 20% Year-Over-Year, 19% in Constant Currency

•	Third Quarter GAAP Operating Margin of 4.1% and Non-GAAP Operating Margin of 19.8%

•	Initiates Fourth Quarter FY21 Revenue Guidance of Approximately $5.665 Billion to $5.675 Billion, up Approximately 17% Year-Over-Year

•	Raises FY21 Revenue Guidance to Approximately $21.10 Billion to $21.11 Billion, up Approximately 23% Year-Over-Year

•	Initiates FY21 GAAP Operating Margin Guidance of Approximately 2.0% and maintains FY21 Non-GAAP Operating Margin Guidance of Approximately 17.6%

•	Initiates First Quarter FY22 Revenue Guidance of Approximately $5.680 Billion to $5.715 Billion, up Approximately 17% Year-Over-Year

•

Initiates FY22 Revenue Guidance of Approximately $25.45 Billion to $25.55 Billion, up Approximately 21% Year-Over-Year which includes Approximately $600 Million related to the acquisition of Slack Technologies, Inc.

SAN FRANCISCO, Calif. - December 1, 2020 - Salesforce (NYSE: CRM), the global leader in CRM, today announced results for its fiscal third quarter ended October 31, 2020.

“We had another record quarter, and now we’re raising our FY21 revenue guidance to $21.11 billion at the high end and initiating FY22 guidance of $25.5 billion. No other major enterprise software company is growing at this rate,” said Marc Benioff, Chair & CEO, Salesforce. “We’re rapidly moving to an all-digital world, where work happens wherever people are. Our results are being driven by the success of our customers and the relevance of our Customer 360 Platform in this new normal.”

Salesforce delivered the following results for its fiscal third quarter:

Revenue: Total third quarter revenue was $5.42 billion, an increase of 20% year-over-year, and 19% in constant currency. Subscription and support revenues for the quarter were $5.09 billion, an increase of 20% year-over-year. Professional services and other revenues for the quarter were $0.33 billion, an increase of 22% year-over-year.

Operating Margin: Third quarter GAAP operating margin was 4.1%. Third quarter non-GAAP operating margin was 19.8%.

Earnings per Share: Third quarter GAAP diluted earnings per share was $1.15, and non-GAAP diluted earnings per share was $1.74. Mark-to-market accounting of the Company’s strategic investments, required by ASU 2016-01, benefited GAAP diluted earnings per share by $0.83 based on a U.S. tax rate of 25% and non-GAAP diluted earnings per share by $0.86 based on a non-GAAP tax rate of 22%.

Cash: Cash generated from operations for the third quarter was $0.34 billion, an increase of 14% year-over-year. Total cash, cash equivalents and marketable securities ended the third quarter at $9.49 billion.

Remaining Performance Obligation: Remaining performance obligation ended the third quarter at approximately $30.3 billion, an increase of 17% year-over-year. Current remaining performance obligation ended the third quarter at approximately $15.3 billion, an increase of 20% year-over-year, 19% in constant currency.

As of December 1, 2020, the Company is initiating its revenue guidance, GAAP earnings per share guidance, non-GAAP earnings per share guidance, and current remaining performance obligation growth guidance for its fourth quarter of fiscal year 2021. As of December 1, 2020, the Company is raising its revenue guidance, GAAP earnings per share guidance, and non-GAAP earnings per share guidance previously provided on August 25, 2020 for its full fiscal year 2021. As of December 1, 2020, the Company is initiating its GAAP operating margin guidance for its full fiscal year 2021. As of December 1, 2020, the Company is maintaining its non-GAAP operating margin guidance and operating cash flow guidance previously provided on August 25, 2020 for its full fiscal year 2021. As of December 1, 2020, the Company is initiating its revenue guidance for its first quarter of fiscal year 2022 and for its full fiscal year 2022.

Management will provide further commentary around these guidance assumptions on its earnings call, which is expected to occur on December 1, 2020 at 2:00 PM Pacific Time.

Our guidance assumes no change to the value of the Company’s strategic investment portfolio resulting from ASU 2016-01 as it is not possible to forecast future gains and losses. In addition, the guidance below is based on estimated GAAP tax rates that reflect the Company’s currently available information, and excludes forecasted discrete tax items such as excess tax benefits from stock-based compensation. The GAAP tax rates may fluctuate due to future acquisitions or other transactions.

	Q4 FY21 Guidance	Full Year FY21 Guidance	Q1 FY22 Guidance	Full Year FY22 Guidance
Revenue	$5.665 - $5.675 Billion	$21.10 - $21.11 Billion	$5.680 - $5.715 Billion	$25.45 - $25.55 Billion(1)
Y/Y Growth	~17%	~23%	~17%	~21%
GAAP operating margin	N/A	~2.0%	N/A	N/A
Non-GAAP operating margin	N/A	~17.6%	N/A	N/A
GAAP earnings per share	$0.05 - $0.06	$4.14 - $4.15	N/A	N/A
Non-GAAP earnings per share	$0.73 - $0.74	$4.62 - $4.63	N/A	N/A
Operating Cash Flow Growth (Y/Y)	N/A	~12% - 13%	N/A	N/A
Current Remaining Performance Obligation Growth (Y/Y)	~16%	N/A	N/A	N/A

(1)

Full Year FY22 revenue guidance includes contributions from Slack Technologies, Inc. of approximately $600 million, net of purchase accounting, and assumes a closing date in late Q2 and Acumen Solutions, Inc. of approximately $150 million, net of purchase accounting, and assumes a closing date within Q2.

The following is a reconciliation of GAAP operating margin guidance to non-GAAP operating margin guidance for the full year:

Full Year FY21 Guidance
GAAP operating margin(1)	2.0%
Plus
Amortization of purchased intangibles(2)	5.3%
Stock-based expense(2)	10.3%

Non-GAAP operating margin(1)	17.6%

(1)

GAAP operating margin is the proportion of GAAP income from operations as a percentage of GAAP revenue. Non-GAAP operating margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue.

(2)	The percentages shown above have been calculated based on the midpoint of the low and high ends of the revenue guidance for full year FY21.

The following is a per share reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share guidance for the next quarter and the full year:

	Fiscal 2021
	Q4	FY21
GAAP earnings per share range(1)(2)	$0.05 - $0.06	$4.14 - $4.15
Plus
Amortization of purchased intangibles	$0.30	$1.20
Stock-based expense	$0.56	$2.34
Less
Income tax effects and adjustments(3)	$(0.18)	$(3.06)

Non-GAAP diluted earnings per share(2)	$0.73 - $0.74	$4.62 - $4.63
Shares used in computing basic GAAP net income per share (millions)	917	907
Shares used in computing diluted Non-GAAP net income per share (millions)	951	931

(1)

The Company’s GAAP tax provision is expected to be approximately 33% for the three months ended January 31, 2021, and approximately (73%) for the year ended January 31, 2021. The GAAP tax rates may fluctuate due to discrete tax items and related effects in conjunction with certain provisions in the Tax Cuts and Jobs Act, future acquisitions or other transactions. The Company changed its international corporate structure, which included the consolidation of certain intangible property, resulting in a $2 billion net tax benefit related to foreign deferred tax assets in the second quarter, and this is reflected in the full year GAAP EPS guidance. This change had no impact on Non-GAAP earnings per share, as the Company utilizes a fixed long-term projected Non-GAAP tax rate which generally excludes effects for discrete events.

(2)

The Company’s projected GAAP and Non-GAAP diluted earnings per share assumes no change to the value of our strategic investment portfolio resulting from ASU 2016-01 as it is not possible to forecast future gains and losses. While historically the Company’s strategic investment portfolio has had a positive impact on the Company’s financial results, that may not be true for future periods, particularly in periods of significant market fluctuations that affect the publicity traded companies within the Company’s strategic investment portfolio. The impact of future gains or losses from the Company’s strategic investment portfolio could be material.

(3)	The Company’s Non-GAAP tax provision uses a long-term projected tax rate of 22.0%, which reflects currently available information and could be subject to change.

For additional information regarding non-GAAP financial measures see the reconciliation of results and related explanations below.

Chief Financial Officer Retirement

Salesforce also announces today that Mark Hawkins, Salesforce President and CFO, will retire. Hawkins will serve in his current role until January 31, 2021, at which time he will transition to an advisory role as our CFO Emeritus through October 2021. Effective February 1, 2021, Amy Weaver, Salesforce’s current President and Chief Legal Officer, will become President and CFO.

“Mark has been an incredible leader, helping to guide our unprecedented growth over the past six years,” said Marc Benioff. “While we are happy for Mark as he charts his next chapter, we are fortunate to have another great leader and seasoned operator to turn to in Amy as our next CFO. Mark and Amy have been incredibly effective partners in the operations of the company, and with Mark staying on as an advisor for an extended period we expect to have a very smooth transition.”

Quarterly Conference Call

Salesforce will host a conference call at 2:00 p.m. (PT) / 5:00 p.m. (ET) to discuss its financial results with the investment community. A live webcast and replay details of the event will be available on the Salesforce Investor Relations website at www.salesforce.com/investor.

About Salesforce

Salesforce is the global leader in Customer Relationship Management (CRM), bringing companies closer to their customers in the digital age. Founded in 1999, Salesforce enables companies of every size and industry to take advantage of powerful technologies—cloud, mobile, social, internet of things, artificial intelligence, voice and blockchain—to create a 360-degree view of their customers. For more information about Salesforce (NYSE: CRM), visit: www.salesforce.com.

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“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about the Company’s financial and operating results, which may include expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income, earnings per share, operating cash flow growth, operating margin improvement, expected revenue growth, expected current remaining performance obligation growth, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles, shares outstanding, market growth, environmental, social and governance goals, expected capital allocation, including mergers and acquisitions (such as the proposed acquisition of Slack Technologies, Inc.), capital expenditures and other investments, expectations regarding closing contemplated acquisitions and contributions from acquired companies. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements it makes.

The risks and uncertainties referred to above include — but are not limited to — risks associated with our ability to consummate the proposed Slack Technologies, Inc. transaction on a timely basis or at all; the satisfaction of the conditions precedent to consummation of the proposed transaction; our ability to secure regulatory approvals on the terms expected, in a timely manner or at all; our ability to successfully integrate Slack Technologies, Inc.’s operations; our ability to implement its plans, forecasts and other expectations with respect to Slack Technologies, Inc.’s business after the completion of the transaction and realize expected synergies; our ability to realize the anticipated benefits of the proposed transaction, including the possibility that the expected benefits from the proposed transaction will not be realized or will not be realized within the expected time period; the impact of Slack Technologies, Inc.’s business model on our ability to forecast revenue results; disruption from the transaction making it more difficult to maintain business and operational relationships; the negative effects of the announcement or the consummation of the proposed transaction on the market price of our common stock or on our operating results; significant transaction costs; unknown liabilities; the risk of litigation or regulatory actions related to the proposed transaction; the effect of the announcement of the merger on the ability of Salesforce or Slack Technologies, Inc. to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom we or Slack Technologies, Inc. do business, or on our or Slack Technologies, Inc.’s operating results and business generally; the impact of, and actions we may take in response to, the COVID-19 pandemic, related public health measures and resulting economic downturn and market volatility; our ability to maintain service performance and security levels meeting the expectations of our customers, and the resources and costs required to avoid unanticipated downtime and prevent, detect and remediate performance degradation and security breaches; the expenses associated with our data centers and third-party infrastructure providers; our ability to secure and costs related to additional data center capacity; our reliance on third-party hardware, software and platform providers; the effect of evolving domestic and foreign government regulations, including those related to the provision of services on the Internet, those related to accessing the Internet, and those addressing data privacy, cross-border data transfers and import and export controls; current and potential litigation involving us or our industry, including litigation involving acquired entities such as Tableau, and the resolution or settlement thereof; regulatory developments and regulatory investigations involving us or affecting our industry; our ability to successfully introduce new services and product features, including any efforts to expand our services beyond the CRM market; the success of our strategy of acquiring or making investments in complementary businesses, joint ventures, services, technologies and intellectual property rights; our ability to realize the benefits from strategic partnerships, joint ventures and investments; our ability to successfully integrate acquired businesses and technologies; our ability to compete in the market in which we participate; the success of our business strategy and our plan to build our business, including our strategy to be a leading provider of enterprise cloud computing applications and platforms; our ability to execute our business plans; our ability to continue to grow unearned revenue and remaining performance obligation; the pace of change and innovation in enterprise cloud computing services; the seasonal nature of our sales cycles; our ability to limit customer attrition and costs related to those efforts; the success of our international expansion strategy; the demands on our personnel and infrastructure resulting from significant growth in our customer base and operations, including as a result of acquisitions; our dependency on the development and maintenance of the infrastructure of the Internet; our real estate and office facilities strategy and related costs and uncertainties; fluctuations in, and our ability to predict, our operating results and cash flows; the variability in our results arising from the accounting for term license revenue products; the performance and fair value of our investments in complementary businesses through our strategic investment portfolio; the impact of future gains or losses from our strategic investment portfolio including gains or losses from overall market conditions that may affect the publicly traded companies within our strategic investment portfolio; our ability to protect our intellectual property rights; our ability to develop our brands; the impact of foreign currency exchange rate and interest rate fluctuations on our results; the valuation of our deferred tax assets and the release of related valuation allowances; the potential availability of additional tax assets in the future; the impact of new accounting pronouncements and tax laws; uncertainties affecting our ability to estimate our tax rate; uncertainties regarding our tax obligations in connection with potential jurisdictional transfers of intellectual property, including the tax rate, the timing of the transfer and the value of such transferred intellectual property; uncertainties regarding the effect of general economic and market conditions; the impact of geopolitical events; uncertainties regarding the impact of expensing stock options and other equity awards; the sufficiency of our capital resources; risks related to our 2023 and 2028 senior notes, revolving credit facility and loan associated with 50 Fremont; our ability to comply with our debt covenants and lease obligations; and the impact of climate change, natural disasters and actual or threatened public health emergencies, including the ongoing COVID-19 pandemic.

Further information on these and other factors that could affect the Company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings it makes with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Information section of the Company’s website at www.salesforce.com/investor.

The Investor Information section of the Company’s website at www.salesforce.com/investor contains a significant amount of information about Salesforce, including financial and other information for investors. Salesforce encourages investors to visit this website from time to time, as information is updated and new information is posted.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Additional Information about the Merger and Where to Find It

In connection with the proposed transaction, the Company intends to file with the SEC a registration statement on Form S-4 that will include a proxy statement of Slack Technologies Inc. and that also constitutes a prospectus of the Company. Each of the Company and Slack Technologies Inc. may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement/prospectus or registration statement or any other document that the Company or Slack Technologies Inc. may file with the SEC. The definitive proxy statement/prospectus (if and when available) will be mailed to stockholders of Slack Technologies Inc. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and proxy statement/prospectus (if and when available) and other documents containing important information about the Company, Slack Technologies Inc. and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.salesforce.com/investor or by contacting the Company’s Investor Relations department at investor@salesforce.com. Copies of the documents filed with the SEC by Slack Technologies Inc. will be available free of charge on Slack’s website at investor.slackhq.com or by contacting Slack Technologies Inc.’s Investor Relations department at ir@slack.com.

Participants in the Solicitation

The Company, Slack Technologies Inc. and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of the Company, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s proxy statement for its 2020 Annual Meeting of Stockholders, which was filed with the SEC on May 1, 2020, and the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2020, which was filed with the SEC on March 5, 2020, as well as in a Form 8-K filed by the Company with the SEC on June 1, 2020. Information about the directors and executive officers of Slack Technologies Inc., including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Slack Technologies Inc.’s proxy statement for its 2020 Annual Meeting of Stockholders, which was filed with the SEC on May 5, 2020, and Slack’s Annual Report on Form 10-K for the fiscal year ended January 31, 2020, which was filed with the SEC on March 12, 2020. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the Company or Slack Technologies Inc. using the sources indicated above.

© 2020 salesforce.com, inc. All rights reserved. Salesforce and other marks are trademarks of salesforce.com, inc. Other brands featured herein may be trademarks of their respective owners.

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salesforce.com, inc.

Consolidated Statements of Operations

(in millions, except per share data)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Revenues:
Subscription and support	$5,085	$4,239	$14,500	$11,480
Professional services and other	334	274	935	767

Total revenues	5,419	4,513	15,435	12,247
Cost of revenues (1)(2):
Subscription and support	1,060	870	3,039	2,275
Professional services and other	334	264	920	740

Total cost of revenues	1,394	1,134	3,959	3,015

Gross profit	4,025	3,379	11,476	9,232
Operating expenses (1)(2):
Research and development	902	774	2,659	1,935
Marketing and sales	2,377	2,063	7,042	5,584
General and administrative	522	477	1,513	1,214
Loss on settlement of Salesforce.org reseller agreement	0	0	0	166

Total operating expenses	3,801	3,314	11,214	8,899

Income from operations	224	65	262	333
Gains on strategic investments, net (3)	1,036	6	1,910	396
Other expense	(10)	(7)	(36)	(19)

Income before benefit from (provision for) income taxes	1,250	64	2,136	710
Benefit from (provision for) income taxes (4)	(169)	(173)	1,669	(336)

Net income (loss)	$1,081	$(109)	$3,805	$374

Basic net income (loss) per share	$1.19	$(0.12)	$4.20	$0.46
Diluted net income (loss) per share	$1.15	$(0.12)	$4.11	$0.45
Shares used in computing basic net income (loss) per share	911	879	905	809
Shares used in computing diluted net income (loss) per share	939	879	926	829

(1) Amounts include amortization of intangible assets acquired through business combinations, as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Cost of revenues	$169	$157	$494	$280
Marketing and sales	114	109	344	242

(2) Amounts include stock-based expense, as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Cost of revenues	$65	$54	$180	$143
Research and development	181	169	531	348
Marketing and sales	242	249	718	625
General and administrative	78	71	219	158

(3)   In September 2020, one of the Company’s strategic investments completed its initial public offering, resulting in an unrealized gain of $1.1 billion for the three and nine months ended October 31, 2020.

(4)

In the second quarter of fiscal 2021, the Company recorded approximately $2.0 billion of benefit from income taxes due to a one-time discrete tax item from the recognition of deferred tax assets related to an intra-entity transfer of intangible property.

salesforce.com, inc.

Consolidated Statements of Operations

(As a percentage of total revenues)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Revenues:
Subscription and support	94%	94%	94%	94%
Professional services and other	6	6	6	6

Total revenues	100	100	100	100
Cost of revenues (1)(2):
Subscription and support	20	19	20	19
Professional services and other	6	6	6	6

Total cost of revenues	26	25	26	25

Gross profit	74	75	74	75
Operating expenses (1)(2):
Research and development	17	17	17	16
Marketing and sales	44	46	45	45
General and administrative	9	11	10	10
Loss on settlement of Salesforce.org reseller agreement	0	0	0	1

Total operating expenses	70	74	72	72

Income from operations	4	1	2	3
Gains on strategic investments, net	19	0	12	3
Other expense	0	0	0	0

Income before benefit from (provision for) income taxes	23	1	14	6
Benefit from (provision for) income taxes	(3)	(3)	11	(3)

Net income (loss)	20%	(2)%	25%	3%

(1)	Amounts include amortization of intangible assets acquired through business combinations as a percentage of total revenues, as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Cost of revenues	3%	4%	3%	2%
Marketing and sales	2	2	2	2

(2)	Amounts include stock-based expense as a percentage of total revenues, as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Cost of revenues	1%	1%	1%	1%
Research and development	3	4	4	3
Marketing and sales	5	6	5	5
General and administrative	1	1	1	1

salesforce.com, inc.

Consolidated Balance Sheets

(in millions)

(Unaudited)

	October 31, 2020	January 31, 2020
Assets
Current assets:
Cash and cash equivalents	$3,724	$4,145
Marketable securities	5,768	3,802
Accounts receivable, net	3,316	6,174
Costs capitalized to obtain revenue contracts, net	1,017	926
Prepaid expenses and other current assets	1,121	916

Total current assets	14,946	15,963
Property and equipment, net	2,564	2,375
Operating lease right-of-use assets, net	2,962	3,040
Noncurrent costs capitalized to obtain revenue contracts, net	1,462	1,348
Strategic investments	3,927	1,963
Goodwill	26,313	25,134
Intangible assets acquired through business combinations, net	4,398	4,724
Deferred tax assets and other assets, net	2,564	579

Total assets	$59,136	$55,126

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$3,546	$3,433
Operating lease liabilities, current	765	750
Unearned revenue	7,923	10,662

Total current liabilities	12,234	14,845
Noncurrent debt	2,672	2,673
Noncurrent operating lease liabilities	2,403	2,445
Other noncurrent liabilities	1,517	1,278

Total liabilities	18,826	21,241

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	34,727	32,116
Accumulated other comprehensive loss	(84)	(93)
Retained earnings	5,666	1,861

Total stockholders’ equity	40,310	33,885

Total liabilities and stockholders’ equity	$59,136	$55,126

salesforce.com, inc.

Consolidated Statements of Cash Flows

(in millions)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Operating activities:
Net income (loss)	$1,081	$(109)	$3,805	$374
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	670	608	1,977	1,502
Amortization of costs capitalized to obtain revenue contracts, net	271	221	768	647
Expenses related to employee stock plans	566	543	1,648	1,274
Loss on settlement of Salesforce.org reseller agreement	0	0	0	166
Gains on strategic investments, net	(1,036)	(6)	(1,910)	(396)
Tax benefit from intra-entity transfer of intangible property	0	0	(2,003)	0
Changes in assets and liabilities, net of business combinations:
Accounts receivable, net	128	(29)	2,873	2,599
Costs capitalized to obtain revenue contracts, net	(493)	(246)	(973)	(543)
Prepaid expenses and other current assets and other assets	80	(183)	(134)	(252)
Accounts payable and accrued expenses and other liabilities	68	265	4	13
Operating lease liabilities	(204)	(200)	(616)	(546)
Unearned revenue	(792)	(566)	(2,812)	(2,139)

Net cash provided by operating activities	339	298	2,627	2,699

Investing activities:
Business combinations, net of cash acquired	(24)	94	(1,281)	(339)
Purchases of strategic investments	(368)	(346)	(942)	(567)
Sales of strategic investments	33	138	685	403
Purchases of marketable securities	(1,453)	(438)	(3,968)	(1,944)
Sales of marketable securities	662	427	1,206	888
Maturities of marketable securities	239	358	796	551
Capital expenditures	(124)	(170)	(561)	(507)

Net cash provided by (used in) investing activities	(1,035)	63	(4,065)	(1,515)

Financing activities:
Proceeds from employee stock plans	381	179	1,105	550
Principal payments on financing obligations	(12)	(14)	(84)	(159)
Repayments of debt	(1)	(150)	(3)	(352)

Net cash provided by financing activities	368	15	1,018	39

Effect of exchange rate changes	0	(18)	(1)	(24)

Net increase (decrease) in cash and cash equivalents	(328)	358	(421)	1,199
Cash and cash equivalents, beginning of period	4,052	3,510	4,145	2,669

Cash and cash equivalents, end of period	$3,724	$3,868	$3,724	$3,868

salesforce.com, inc.

Additional Metrics

(Unaudited)

	October 31, 2020	July 31, 2020	April 30, 2020	January 31, 2020	October 31, 2019	July 31, 2019
Full time equivalent headcount (1)	54,557	54,255	51,613	49,703	47,677	40,571
Financial data (in millions):
Cash, cash equivalents and marketable securities (2)	$9,492	$9,283	$9,802	$7,947	$6,529	$6,042
Strategic investments (3)	3,927	2,555	1,902	1,963	1,760	1,614
Principal due on the Company’s outstanding debt obligations	2,691	2,692	2,693	2,694	2,845	2,996

(1)	Full time equivalent headcount includes 5,231 from third quarter fiscal 2020 acquisitions.
(2)	The Company paid approximately $1.2 billion of cash consideration in connection with the acquisition of Vlocity, Inc. in June 2020.
(3)

In September 2020, one of the Company’s strategic investments completed its initial public offering, resulting in an unrealized gain of $1.1 billion for the three months ended October 31, 2020. In July 2020, one of the Company’s strategic investments completed its initial public offering, resulting in an unrealized gain of $617 million for the three months ended July 31, 2020.

Supplemental Revenue Analysis

Remaining Performance Obligation

Transaction price allocated to the remaining performance obligations represents contracted revenue that has not yet been recognized, which includes unearned revenue and unbilled amounts that will be recognized as revenue in future periods. Transaction price allocated to the remaining performance obligation is influenced by several factors, including seasonality, the timing of renewals, average contract terms and foreign currency exchange rates. Unbilled portions of the remaining transaction price denominated in foreign currencies are revalued each period based on the period end exchange rates.

The portion of the remaining performance obligation that is unbilled is not recorded on the balance sheet. Remaining performance obligation consisted of the following (in billions):

	Current	Noncurrent	Total
As of October 31, 2020	$15.3	$15.0	$30.3
As of July 31, 2020	15.2	15.4	30.6
As of April 30, 2020	14.5	14.8	29.3
As of January 31, 2020	15.0	15.8	30.8
As of October 31, 2019	12.8	13.1	25.9

Unearned Revenue

Unearned revenue represents amounts that have been invoiced in advance of revenue recognition and is recognized as revenue when transfer of control to customers has occurred or services have been provided. The change in unearned revenue was as follows (in millions):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Unearned revenue, beginning of period	$8,711	$7,142	$10,662	$8,564
Billings and other (1)	4,561	3,886	12,498	9,996
Contribution from contract asset	66	61	125	112
Revenue recognized ratably over time	(4,911)	(4,047)	(14,021)	(11,270)
Revenue recognized over time as delivered	(192)	(184)	(573)	(530)
Revenue recognized at a point in time	(316)	(282)	(841)	(447)
Unearned revenue from business combinations	4	282	73	433

Unearned revenue, end of period	$7,923	$6,858	$7,923	$6,858

(1)	Other includes, for example, the impact of foreign currency translation.

Disaggregation of Revenue

Subscription and Support Revenue by the Company’s service offerings

Subscription and support revenues consisted of the following (in millions):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Sales	$1,311	$1,168	$3,835	$3,371
Service	1,376	1,140	3,931	3,247
Platform and Other (1)	1,594	1,287	4,470	3,041
Marketing and Commerce	804	644	2,264	1,821

	$5,085	$4,239	$14,500	$11,480

(1)	Includes approximately $378 million and $1.0 billion of revenue for the three months and nine months ended October 31, 2020, respectively, contributed from the August 2019 acquisition of Tableau.

Total Revenue by Geographic Locations

Revenues by geographical region consisted of the following (in millions):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Americas	$3,758	$3,216	$10,724	$8,649
Europe	1,149	880	3,253	2,421
Asia Pacific	512	417	1,458	1,177

	$5,419	$4,513	$15,435	$12,247

Constant Currency Growth Rates

The Company presents constant currency information to provide a framework for assessing how the Company’s underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the weighted average exchange rate for the quarter being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.

Revenue constant currency growth rates were as follows:

	Three Months Ended October 31, 2020 compared to Three Months Ended October 31, 2019	Three Months Ended July 31, 2020 compared to Three Months Ended July 31, 2019	Three Months Ended October 31, 2019 compared to Three Months Ended October 31, 2018
Americas	17%	28%	33%
Europe	26%	38%	42%
Asia Pacific	20%	23%	28%
Total growth	19%	29%	34%

The Company presents constant currency information for current remaining performance obligation to provide a framework for assessing how the Company’s underlying business performed excluding the effects of foreign currency rate fluctuations. To present the information, the Company converted the current remaining performance obligation balances in local currencies in previous comparable periods using the United States dollar currency exchange rate as of the most recent balance sheet date.

Current remaining performance obligation constant currency growth rates were as follows:

	October 31, 2020 compared to October 31, 2019	July 31, 2020 compared to July 31, 2019	October 31, 2019 compared to October 31, 2018
Total growth	19%	24%	28%

Supplemental Cash Flow Information

Free cash flow analysis, a non-GAAP measure

(in millions)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
GAAP net cash provided by operating activities	$339	$298	$2,627	$2,699
Capital expenditures (1)	(124)	(170)	(561)	(507)

Free cash flow	$215	$128	$2,066	$2,192

(1)

Capital expenditures for the nine months ended October 31, 2020 includes the Company’s purchase of the property located at 450 Mission St. in San Francisco (“450 Mission”) in March 2020 for approximately $150 million.

Supplemental Debt Information

The carrying values of the Company’s borrowings were as follows (in millions):

Instrument	Date of issuance	Maturity date	October 31, 2020	January 31, 2020
2023 Senior Notes	April 2018	April 2023	$996	$995
2028 Senior Notes	April 2018	April 2028	1,490	1,489
Loan assumed on 50 Fremont	February 2015	June 2023	190	193

Total carrying value of debt			2,676	2,677
Less current portion of debt			(4)	(4)

Total noncurrent debt			$2,672	$2,673

salesforce.com, inc.

GAAP Results Reconciled to non-GAAP Results

The following table reflects selected GAAP results reconciled to non-GAAP results.

(in millions, except per share data)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Non-GAAP operating expenses
GAAP operating expenses	$3,801	$3,314	$11,214	$8,899
Less:
Amortization of purchased intangibles (1)	114	109	344	242
Stock-based expense (2)	501	489	1,468	1,131

Non-GAAP operating expenses	$3,186	$2,716	$9,402	$7,526

Non-GAAP income from operations
GAAP income from operations	$224	$65	$262	$333
Plus:
Amortization of purchased intangibles (1)	283	266	838	522
Stock-based expense (2)	566	543	1,648	1,274

Non-GAAP income from operations	$1,073	$874	$2,748	$2,129

Non-GAAP operating margin as a percentage of revenues
Total revenues	$5,419	$4,513	$15,435	$12,247
GAAP operating margin (3)	4.1%	1.4%	1.7%	2.7%
Non-GAAP operating margin (3)	19.8%	19.4%	17.8%	17.4%
Non-GAAP net income
GAAP net income (loss)	$1,081	$(109)	$3,805	$374
Plus:
Amortization of purchased intangibles (1)	283	266	838	522
Stock-based expense (2)	566	543	1,648	1,274
Income tax effects and adjustments	(293)	(23)	(2,686)	(228)

Non-GAAP net income	$1,637	$677	$3,605	$1,942

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Non-GAAP diluted net income per share
GAAP diluted net income (loss) per share	$1.15	$(0.12)	$4.11	$0.45
Plus:
Amortization of purchased intangibles	0.30	0.30	0.90	0.63
Stock-based expense	0.60	0.60	1.78	1.54
Income tax effects and adjustments	(0.31)	(0.03)	(2.90)	(0.28)

Non-GAAP diluted net income per share	$1.74	$0.75	$3.89	$2.34

Shares used in computing Non-GAAP diluted net income per share	939	898	926	829

Reported GAAP loss per share for the three months ended October 31, 2019 was calculated using the basic share count. Non-GAAP diluted earnings per share was calculated using the diluted share count which includes approximately 19 million shares of dilutive securities related to employee stock awards.

(1)	Amortization of purchased intangibles was as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Cost of revenues	$169	$157	$494	$280
Marketing and sales	114	109	344	242

	$283	$266	$838	$522

(2)	Stock-based expense was as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Cost of revenues	$65	$54	$180	$143
Research and development	181	169	531	348
Marketing and sales	242	249	718	625
General and administrative	78	71	219	158

	$566	$543	$1,648	$1,274

(3)

GAAP operating margin is the proportion of GAAP income from operations as a percentage of GAAP revenue. Non-GAAP operating margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue. Non-GAAP income from operations excludes the impact of the amortization of purchased intangibles and stock-based expense.

salesforce.com, inc.

Computation of Basic and Diluted GAAP and non-GAAP Net Income (Loss) Per Share

(in millions, except per share data)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
GAAP Basic Net Income (Loss) Per Share
Net income (loss)	$1,081	$(109)	$3,805	$374
Basic net income (loss) per share	$1.19	$(0.12)	$4.20	$0.46
Shares used in computing basic net income (loss) per share	911	879	905	809

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Non-GAAP Basic Net Income Per Share
Non-GAAP net income	$1,637	$677	$3,605	$1,942
Non-GAAP basic net income per share	$1.80	$0.77	$3.98	$2.40
Shares used in computing Non-GAAP basic net income per share	911	879	905	809

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
GAAP Diluted Net Income (Loss) Per Share
Net income (loss)	$1,081	$(109)	$3,805	$374
Diluted net income (loss) per share	$1.15	$(0.12)	$4.11	$0.45
Shares used in computing diluted net income (loss) per share	939	879	926	829

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income	$1,637	$677	$3,605	$1,942
Non-GAAP diluted net income per share	$1.74	$0.75	$3.89	$2.34
Shares used in computing Non-GAAP diluted net income per share	939	898	926	829

Non-GAAP Financial Measures: This press release includes information about non-GAAP operating margin, non-GAAP diluted earnings per share, non-GAAP tax rates, free cash flow and constant currency revenue and constant currency current remaining performance obligation growth rates (collectively the “non-GAAP financial measures”). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. Management uses both GAAP and non-GAAP measures when planning, monitoring and evaluating the company’s performance.

The primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the company’s results in the same way management does. Management believes that supplementing GAAP disclosure with non-GAAP disclosure provides investors with a more complete view of the company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the company’s business. Further, to the extent that other companies use similar methods in calculating non-GAAP measures, the provision of supplemental non-GAAP information can allow for a comparison of the company’s relative performance against other companies that also report non-GAAP operating results.

Non-GAAP operating margin and Non-GAAP diluted earnings per share excludes, to the extent applicable, the impact of the following items: stock-based compensation, amortization of acquisition-related intangibles and income tax adjustments. These items are excluded because the decisions that give rise to them are not made to increase revenue in a particular period, but instead for the company’s long-term benefit over multiple periods.

Specifically, management is excluding the following items from its non-GAAP operating margin and non-GAAP earnings per share, as applicable, for the periods presented in the Q3 FY21 financial statements and for its non-GAAP estimates for Q4 and FY21:

•

Stock-Based Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•

Amortization of Purchased Intangibles: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and in some cases, acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, which is not typically affected by operations during any particular period. Although the Company excludes the amortization of purchased intangibles from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

•

Gains on Strategic Investments, net: Upon the adoption of Accounting Standards Update 2016-01 on February 1, 2018, the company is required to record all fair value adjustments to its equity securities held within the strategic investment portfolio through the statement of operations. As it is not possible to forecast future gains and losses, the company assumes no change to the value of its strategic investment portfolio in its GAAP and non-GAAP estimates for future periods.

•

Income Tax Effects and Adjustments: The company utilizes a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items such as changes in the tax valuation allowance and tax effects of acquisition-related costs, since each of these can vary in size and frequency. When projecting this long-term rate, the company evaluated a three-year financial projection that excludes the direct impact of the following non-cash items: stock-based expenses and the amortization of purchased intangibles. The projected rate also assumes no new acquisitions in the three-year period, and considers other factors including the company’s expected tax structure, its tax positions in various jurisdictions and key legislation in major jurisdictions where the company operates. For fiscal 2020, the company used a projected non-GAAP tax rate of 22.5%. For fiscal 2021, the company uses a projected non-GAAP tax rate of 22.0%, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the company’s geographic earnings mix due to acquisition activity, or other changes to the company’s strategy or business operations. The company will re-evaluate its long-term rate as appropriate.

The company defines the non-GAAP measure free cash flow as GAAP net cash provided by operating activities, less capital expenditures. For this purpose, capital expenditures includes the cash consideration related to the purchase of 450 Mission in March 2020, but does not include our strategic investments.